Exhibit 99.1

CONTACTS:

CORPORATE COMMUNICATIONS		INVESTOR RELATIONS

Sherrie Gutierrez		Laura Guerrant
Aviza Technology, Inc.		Guerrant Associates
Corporate Marketing Manager		Phone:	+1 (808) 882-1467
Phone:	+1 (808) 882-1467	Fax:	+1 (808) 882-1267
Fax:	+1 (831) 439-6223	lguerrant@guerrantir.com
lguerrant@guerrantir.com

FOR IMMEDIATE RELEASE

AVIZA TECHNOLOGY ANNOUNCES FISCAL YEAR 2006

SECOND QUARTER FINANCIAL RESULTS

SCOTTS VALLEY, Calif., May 15, 2006—Aviza Technology, Inc. (NASDAQ: AVZA), a supplier of advanced semiconductor equipment and process technologies for the global semiconductor, compound semiconductor, nanotechnology and other related markets, today reported results for the second quarter of fiscal 2006, which ended March 31, 2006.

FINANCIAL HIGHLIGHTS – SECOND FISCAL QUARTER ENDING MARCH 31, 2006 – GAAP

•      Revenues of $36 million were up 24% over the first fiscal quarter of 2006 and 12% over the same period in fiscal 2005.

•      Gross margin for the quarter was 25% compared to 21% in the same quarter last year.

SHIPMENT INFORMATION

•      Shipments for the quarter were $39 million; this is the first time the Company has provided this detail.

FY2006 FORECAST UPDATE

•      Revenue for the next 6 months will be in the range of $90 - $95 million.

•      Annual revenue range will be $155 - $160 million.

•      Gross margin for the year will be 24% - 26%, an increase over the Company’s previous forecast.

NEW INVESTMENT

•      On April 24, 2006 Aviza raised additional capital of $15 million in a private placement.

OPERATING RESULTS

Aviza’s net sales for the second quarter of fiscal 2006 were $36 million. This represents an increase of 24% over net sales for the first quarter of fiscal 2006 of $29 million and an increase of 12% over net sales for the second quarter of fiscal 2005 of $32 million. The increase in net sales in the second quarter of fiscal 2006 as compared to the second quarter of fiscal 2005 was due to Aviza’s merger transaction with Trikon Technologies, Inc., which closed on December 1, 2005.

Beginning with this quarter, Aviza will provide information about shipments in its quarterly earnings releases. Aviza’s management believes that this shipment information will provide investors additional insight into Aviza’s operational performance. The shipment amount includes all systems and parts shipped during the quarter and the related services for which Aviza holds a contract for current or future revenue. This amount includes systems that have not yet converted to “proven” technology under our revenue recognition policy. For the second quarter of fiscal 2006, Aviza had shipments of $39 million.

Aviza’s results of operations for the second quarter of fiscal 2006 include stock-based compensation expense of approximately $532,000, as a result of Aviza’s adoption of SFAS 123(R) on October 1, 2005. Aviza estimates that stock-based compensation expense for each of the next two quarters of fiscal 2006 will be in the range of $400,000 to $500,000 per quarter, depending upon the timing, number and size of new stock option grants and cancellations, as well as the variable factors contained within the Black-Scholes model.

Aviza’s net loss for the second quarter of fiscal 2006 was $5.3 million, or $0.52 per diluted share, compared to a net loss for the first quarter of fiscal 2006 of $4.6 million, or $1.25 per diluted share, and a net loss of $3.6 million, or $11.45 per diluted share, for the second quarter of fiscal 2005. Weighted shares on a quarterly basis used in the per share calculations are based on 10.3 million shares at March 31, 2006, 3.7 million shares at December 30, 2005, and 311,000 shares at March 25, 2005, respectively. Aviza currently has 16.1 million shares outstanding, which includes all of the shares that Aviza issued in connection with its merger transaction with Trikon, Aviza’s sale of 3,282,275 shares of common stock to Caisse de dépôt et placement du Québec in a private placement on April 24, 2006, and the conversion of all of the then-outstanding shares of Series B and B-1 preferred stock of Aviza’s subsidiary, Aviza, Inc., which converted into an aggregate of 2,536,974 shares of Aviza common stock in connection with the closing of the private placement.

Aviza’s revenue forecast for the second half of fiscal year 2006 is $90 million to $95 million, for a total of $155 million to $160 million for the entire fiscal year. Aviza now estimates that gross margins for fiscal 2006 will be approximately 24% to 26%, an increase of 5% over the Company’s previous gross margin forecast for fiscal 2006.

Aviza estimates that research and development (R&D) expenses for fiscal 2006 will be 14% to 16% of revenue, and that sales, general and administrative (SG&A) expenses for fiscal 2006 will be 15% to 17% of revenue.

Commenting on Aviza’s results for the second quarter of fiscal 2006, Jerry Cutini, Aviza’s President and CEO, said, “We are pleased to announce our first complete quarter of financial performance since completing our merger with Trikon. We have completed the integration aspects of our merger, and our management team is squarely focused on day-to-day business operations. Our financial performance this quarter demonstrated ongoing improvement in our increase in net sales on a quarter-over-quarter basis. Our progress this quarter was highlighted by further penetration into the growing Asia market via the addition of the two top IC makers in China to our customer base. We also made additional progress in the non-mainstream IC market with MEMS based applications business from Europe’s largest organization for Applied Research & Development. The progress and steady execution we are demonstrating since becoming a public company in December 2005 points to our team’s capability to address both our long-term and short-term business objectives and initiatives. We remain committed to meeting our financial forecast for fiscal year 2006, which we first announced on January 5, 2006 and updated today, and believe we are well on our way to meeting this objective.”

To Access the Live Webcast

To listen to the live webcast today at 5:30 p.m. (EDT) / 2:30 p.m. (PDT), log on to the Aviza website at www.avizatechnology.com. To access the live conference call today at 5:30 p.m. (EDT) / 2:30 p.m. (PDT), dial 617-614-3474 or 800-706-7749 and enter the confirmation code 52044979.

To Access a Replay of the Webcast

A digital replay will be available on Aviza’s website at www.avizatechnology.com under “Calendar of Events” in the “Investors” section of the website two hours after the conclusion of the conference call.

A telephone replay will also be available two hours after the conclusion of the conference call from May 15 to May 17, 2006. You may access the telephone replay by dialing 617-801-6888 or 888-286-8010 and entering confirmation code 91904816.

Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. You should not rely upon these forward-looking statements as predictions of future events because we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. These forward-looking statements include, but are not limited to, the statements made by Jerry Cutini and all statements containing the words “believes,” “expects,” “forecast,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. Many factors could cause our actual results to differ materially from those projected in these forward-looking statements, including, but not limited to: whether we will be able to continue to integrate Trikon’s business successfully and achieve anticipated synergies; variability of our revenues and financial performance; risks associated with product development and technological changes; the acceptance of our products in the marketplace by existing and potential future customers; disruption of operations or increases in expenses caused by civil or political unrest or other catastrophic events; general economic conditions and conditions in the semiconductor industry in particular; the continued employment of our key personnel and risks associated with competition. Some of these factors and other important factors are detailed in various Securities and Exchange Commission filings that we have made, particularly in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, copies of which are available from us without charge. Please review these filings and do not place undue reliance on these forward-looking statements. We assume no obligation to update these forward-looking statements.

About Aviza Technology, Inc.

Aviza Technology, Inc. is a supplier of advanced semiconductor equipment and process technologies for the global semiconductor, compound semiconductor, nanotechnology and other related markets. Aviza offers both front-end-of-line (FEOL) and back-end-of-line (BEOL) process applications including products for atomic layer deposition (ALD), diffusion and low pressure chemical vapor deposition (LPCVD) furnaces, atmospheric pressure CVD (APCVD), CVD, etch and physical vapor deposition (PVD). The company is publicly traded on the NASDAQ National Market (NASDAQ: AVZA). Aviza is headquartered in Scotts Valley, Calif., with manufacturing, R&D, sales and customer support facilities located in the UK, Germany, France, Italy, Taiwan, China, Japan, Korea, Singapore and Malaysia. Additional information about the company can be found at http://www.avizatechnology.com.

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AVIZA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2006	September 30, 2005

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,862	$7,437
Accounts receivable, net	33,685	23,630
Inventory	38,294	24,253
Prepaid expenses and other current assets	8,561	11,632

Total current assets	84,402	66,952

Property and equipment - net	23,096	19,569

Intangible and other assets	5,534	4,388

TOTAL	$113,032	$90,909

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Bank borrowing - short term	$28,189	$30,724
Accounts payable	23,832	19,397
Warranty liability	12,978	13,599
Accrued liabilities	13,949	8,814

Total current liabilities	78,948	72,534

Mandatorily redeemable preferred stock, Series B and B-1	11,000	11,000

NOTE PAYABLE - Long term	6,323	6,463

Total liabilities	96,271	89,997

COMMITMENTS AND CONTINGENCIES

Preferred stock, Series A	—	32,650

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock	62,499	4,041
Accumulated deficit and accumulated other comprehensive loss	(45,738)	(35,779)

Total stockholders’ equity (deficit)	16,761	(31,738)

TOTAL	$113,032	$90,909

AVIZA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended		Six Months Ended
	March 31, 2006	March 25, 2005	March 31, 2006	March 25, 2005

NET SALES	$36,241	$32,374	$65,184	$94,893

COST OF GOODS SOLD	27,050	25,637	48,858	81,441

GROSS PROFIT	9,191	6,737	16,326	13,452

OPERATING EXPENSES:
Research and development costs	6,553	4,836	11,196	9,087
Selling, general and administrative costs	6,482	4,376	11,597	7,845
In-process research and development	9	—	402	—

Total operating expenses	13,044	9,212	23,195	16,932

LOSS FROM OPERATIONS	(3,853)	(2,475)	(6,869)	(3,480)

OTHER INCOME (EXPENSE):
Interest income	13	5	53	10
Interest expense	(1,356)	(967)	(2,742)	(1,807)
Other income (expense) - net	2	14	(145)	16

Total other income (expense)	(1,341)	(948)	(2,834)	(1,781)

LOSS BEFORE INCOME TAXES	(5,194)	(3,423)	(9,703)	(5,261)

INCOME TAXES	118	136	240	276

NET LOSS	$(5,312)	$(3,559)	$(9,943)	$(5,537)

Loss per share:
Basic and diluted	$(0.52)	$(11.45)	$(1.42)	$(19.76)

Weighted average common shares:
Basic and diluted	10,305,831	310,828	7,011,864	280,233